                                                                    EXHIBIT 10.9

                      RESTRICTED STOCK PURCHASE AGREEMENT

          This Restricted Stock Purchase Agreement (the "Agreement") is made as
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of April 15, 1999 (the "Purchase Date"), by and between Petopia.com, Inc., a Delaware corporation (the "Company"), and ANDREA C. REISMAN ("Purchaser").
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                              W I T N E S S E T H

          WHEREAS, the Purchaser is a founder of the Company and desires to purchase shares of the Company's common stock as a founder; and

          WHEREAS, the Purchaser possesses certain personal and intellectual property listed on Attachment A to the Bill of Sale attached hereto as Exhibit A
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(the "Assets"), which Purchaser intends to assign to the Company as
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consideration for the shares purchased hereunder, and which assignment shall be made pursuant to the Technology Transfer Agreement dated as of even date hereof between Purchaser and the Company and attached hereto as Exhibit B;
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          NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein, the parties agree as follows:

          1.  Sale of Stock.  Subject to the terms and conditions of this
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Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, two million, two hundred eighty-eight thousand, eight hundred thirteen (2,288,813) Shares (as defined below) in exchange for the entirety of the Purchaser's right, title and interest in the Assets. The Company and the Purchaser agree that the fair market value of such consideration equals $178,527.41, or $.078 per purchased Share.

          The term "Shares" refers to the Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

          2.  Purchase.  The purchase and sale of the Shares under this
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Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement or at such other time and place as the Company and Purchaser shall agree (the "Purchase Date"). On the Purchase Date, the
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Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser's name) against delivery of the Assets.

          3.  Limitations on Transfer.  In addition to any other limitation on
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transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company's Repurchase Option (as defined below), except as provided below. After any Shares have been released from the Repurchase Option,

Purchaser shall not assign, encumber or dispose of any interest in such Shares except in compliance with the provisions below and applicable securities laws.

          (a)  Repurchase Option.
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               (i) In the event of the voluntary or involuntary termination of Purchaser's employment with the Company for any reason (including death or disability), with or without cause, the Company shall upon the date of such termination (the "Termination Date") have an irrevocable, exclusive option (the
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"Repurchase Option") for a period of 60 days from such date to repurchase all or
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any portion of the Shares held by Purchaser as of the Termination Date which have not yet been released from the Company's Repurchase Option at the original purchase price per Share specified in Section 1 (adjusted for any stock splits, stock dividends and the like); provided, however, that the Repurchase Option
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shall continue for a period of up to one year from the Termination Date to the extent that the Company reasonably determines that such an extension of time is necessary to prevent the repurchase of Purchaser's Shares from causing other capital stock of the Company to not qualify as "small business stock" under
Section 1202 of the Internal Revenue Code of 1986, as amended.

               (ii) The Repurchase Option shall be exercised by the Company by written notice to Purchaser or Purchaser's executor and, at the Company's option, (A) by delivery to Purchaser or Purchaser's executor with such notice of a check in the amount of the purchase price for the Shares being purchased, or
(B) in the event Purchaser is indebted to the Company, by cancellation by the Company of an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.

               (iii) Subject to Section 3(a)(iv) below, the Repurchase Option shall be in effect with respect to 60% of the Shares as of the Purchase Date, with 40% of the Shares not being subject to the Repurchase Option as of the Purchase Date. The Repurchase Option as to the remaining 60% of the Shares shall lapse as to 1/36 of such remaining shares on each monthly anniversary of the closing date of the sale of at least $4,000,000 of the Company's Series A Preferred Stock (the "Vesting Commencement Date"), until all Shares are released from the Repurchase Option (provided in each case that Purchaser's employment with the Company has not been terminated prior to the date of any such release). Fractional shares shall be rounded to the nearest whole share. Shares as to which the Repurchase Option has not lapsed are referred to as "Unvested Shares."
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               (iv) For purposes hereunder, a "Merger" shall mean the completion of a merger or consolidation of the Company in which the Company is not the survivor or in which greater than 50% of the voting power of the Company is transferred, or a sale of all or substantially all of the Company's assets or capital stock, excluding a transaction for the sole purpose of changing the legal domicile of the Company. In the event that Purchaser's employment with the Company (or its successor entity) is terminated without Cause (defined below) or as a result of a Constructive Termination (defined below) at any time after the consummation of a Merger, the Repurchase Option shall immediately lapse as to any remaining Unvested Shares. Upon termination of the repurchase rights described in Section 3(a)(i) a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 6(a)(ii) below and delivered to Purchaser.

               (v)   For purposes of this Agreement, "Cause" for the termination
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of Purchaser's employment with the Company or its successor will exist at any time after the happening of one or more of the following events: (1) Purchaser's willful misconduct or material failure in the performance of the duties of his position with the Company or its successor, including Purchaser's failure to comply in any material respect with the legal directives of the Company's Chief Executive Officer or the Board of Directors so long as such directives are not unreasonably inconsistent with the Purchaser's position and duties, and such refusal to comply is not remedied within 10 days after receiving written notice from the Company or its successor, which written notice shall state that failure to remedy such conduct may result in termination for Cause; or (2) conduct that materially adversely affects the Company or its successor or is materially detrimental to the reputation of the Founder or of the Company or its successor, including but not limited to conviction of a felony involving moral turpitude.

               (vi)  For purposes of this Agreement, "Constructive Termination"
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shall be deemed to occur if (1) there is an adverse change in Purchaser's position with the Company or its successor causing such position to be of materially reduced stature or responsibility; (2) a reduction of more than 25% of Purchaser's base compensation, or (3) Purchaser's refusal to relocate to a facility or location that is more than fifty (50) miles from Petopia.com, Inc.'s principal place of business unless such location is within fifty (50) miles from Founder's residence.

          (b)  Assignment.  The right of the Company to purchase any part of the
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Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations; provided, however, that an assignee, other than a corporation that is the parent or a 100% owned subsidiary of the Company, must pay the Company, upon assignment of such right, cash equal to the difference between the original purchase price and fair market value, if the original purchase price is less than the fair market value of the Shares subject to the assignment.

          (c)  Restrictions Binding on Transferees. All transferees of Shares or
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any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Option. Any sale or transfer of the Company's Shares shall be void unless the provisions of this Agreement are met.

          (d)  Termination of Rights.  The right of first refusal granted the
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Company by Section 3(b) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(c) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act. Upon termination of the right of first refusal described in
Section 3(b) and the expiration or exercise of the Repurchase Option, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 6(a)(ii) below and delivered to Purchaser.

          4.  Escrow of Unvested Shares.  For purposes of facilitating the
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enforcement of the provisions of Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit C executed by
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Purchaser and by Purchaser's spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary's designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary's designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary's designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.

          5.  Investment and Taxation Representations.  In connection with the
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purchase of the Shares, Purchaser represents to the Company the following:

              (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

              (b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

              (c) Purchaser further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

              (d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), the securities exempt under Rule 701 may be resold by Purchaser
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90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144, including, among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and (2) in the case of an affiliate, the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this Section 5(d), Purchaser acknowledges and agrees to the restrictions set forth in Section 5(f) hereof.

     In the event that the Company does not qualify under Rule 701 at the time of purchase, then the Shares may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (1) the availability of certain public information about the Company;
(2) the resale occurring not less than one year after the party has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the Exchange Act) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

              (e) Purchaser further understands that at the time he or she wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the Shares under Rule 144 or 701 even if the one-year minimum holding period had been satisfied.

              (f) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (g) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

          (h) Purchaser holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges, or encumbrances.

          (i) The execution and delivery of this Agreement by Purchaser, and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

     6.   Restrictive Legends and Stop-Transfer Orders.
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          (a)  Legends.  The certificate or certificates representing the Shares
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shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

               (i) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

               (ii) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

               (iii) Any legend required to be placed thereon by the California Commissioner of Corporations.

          (b)  Stop-Transfer Notices.  Purchaser agrees that, in order to ensure
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compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c) Refusal to Transfer.  The Company shall not be required (i) to
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transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     7.   No Employment Rights.  Nothing in this Agreement shall affect in any
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manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser's employment, for any reason, with or without cause.

     8    Non-compete.   Purchaser agrees that from and after the date hereof
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until (2) years after the date Purchaser is no longer employed by the Company, Purchaser shall not engage in, own, manage, control, or participate in the management, ownership or control, directly or indirectly, of any person, firm, corporation or other entity engaged in the provision, sales or marketing of goods and services related to house pets insofar as said goods and services are to be sold on the internet through a proprietary web site (the "Restricted Business") anywhere in the world (the "Restricted Area"). Notwithstanding the foregoing, the Purchaser may acquire shares representing not more than 5% of the outstanding securities of any publicly-traded company engaged in the Restricted Business. The covenant contained in this Section 8 shall be construed as a series of separate covenants, one for each country in the world and in each province or state within such country. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, such unenforceable covenant shall be deemed deleted form this Agreement to the extent necessary to permit the remaining separate covenants included in this Section 8 to be enforced.

     9.   Section 83(b) Election.  Purchaser understands that Section 83(a) of
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the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary
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income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of the Company to buy back the
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Shares pursuant to the Repurchase Option set forth in Section 3(a) of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an "83(b) Election") of the
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Code with the Internal Revenue Service within 30 days from the date of purchase. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser's death.

          Purchaser agrees that he will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the "Acknowledgment"), attached hereto as
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Exhibit D.  Purchaser further agrees that Purchaser will execute and submit with
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the Acknowledgment a copy of the 83(b) Election, attached hereto as Exhibit E,
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if Purchaser has indicated in the Acknowledgment his or her decision to make such an election.

     10.  Market Standoff Agreement.  In connection with the initial public
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offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed the earlier of (i) 180 days; or (ii) the maximum period of time that any director, officer or shareholder holding not less than 1% of the equity securities of the Company shall be obligated pursuant to similar restrictions) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

     11.  Miscellaneous.
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          (a) Governing Law.  This Agreement and all acts and transactions
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pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          (b) Entire Agreement; Enforcement of Rights.  This Agreement sets
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forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

          (c) Severability.  If one or more provisions of this Agreement are
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held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (d) Construction.  This Agreement is the result of negotiations
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between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

          (e) Notices.  Any notice required or permitted by this Agreement shall
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be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (f) Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (g) Successors and Assigns.  The rights and benefits of this Agreement
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shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

          (h) California Corporate Securities Law.  THE SALE OF THE SECURITIES
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WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                            [Signature Page Follows]

     The parties have executed this Agreement as of the date first set forth above.

                                  PETOPIA.COM, INC.

                                       By: /s/ Lorne K. Abony
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                                       Name: Lorne K. Abony
                                       Title:  President

                                       Address:
                                       357 Tehama
                                       San Francisco, CA 94103-4113

     PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

                                  PURCHASER:

                                  Andrea C. Reisman

                                  /s/ Andrea C. Reisman
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                                  (Signature)

                                  Address:


Vesting Commencement
Date: April 15, 1999


            SIGNATURE PAGE OF RESTRICTED STOCK PURCHASES AGREEMENT
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